As filed with the Securities and Exchange Commission on December 29, 2008

Registration No. 333- 147093

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FREESCALE SEMICONDUCTOR HOLDINGS I, LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	98-0522138
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6501 William Cannon Drive West

Austin, Texas 78735

(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

Freescale Holdings 2006 Management Incentive Plan

(Full Title of the Plan)

Alan Campbell

Chief Financial Officer

Freescale Semiconductor, Inc.

6501 William Cannon Drive West

Austin, Texas 78735

(512) 895-2000

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, Registration No. 333-147093 (the “Registration Statement”), is being filed to deregister certain Common Shares of Freescale Semiconductor Holdings I, Ltd. (the “Company”) that were registered for issuance pursuant to the Freescale Holdings 2006 Management Incentive Plan (the “Plan”). The Registration Statement is hereby amended to deregister all Common Shares issuable under the Plan that were previously registered under the Registration Statement and that have not been sold or otherwise issued under the Plan as of the date hereof.

Item 8.	Exhibits

Exhibit No.	Description
24.1	Powers of Attorney, incorporated by reference to the Company’s Registration Statement on Form S-8 No. 333-147093, filed with the SEC on November 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 29th day of December, 2008.

FREESCALE SEMICONDUCTOR HOLDINGS I, LTD.

By:	/s/ Alan Campbell
Name:	Alan Campbell
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard Beyer	Chair of the Board and	December 29, 2008
Richard Beyer	Chief Executive Officer

/s/ Alan Campbell	Chief Financial Officer	December 29, 2008
Alan Campbell	(Principal Financial Officer)

*	Chief Accounting Officer	December 29, 2008
Daryl E. Raiford	(Principal Accounting Officer)

*	Director	December 29, 2008
Daniel F. Akerson

*	Director	December 29, 2008
Thomas Lister

*	Director	December 29, 2008
John W. Marren

*	Director	December 29, 2008
Paul C. Schorr, IV

*	Director	December 29, 2008
Peter Smitham

*	Director	December 29, 2008
Claudius E. Watts IV

* By:	/s/ Daryl E. Raiford
Daryl E. Raiford
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
24.1	Powers of Attorney, incorporated by reference to the Company’s Registration Statement on Form S-8 No. 333-147093, filed with the SEC on November 1, 2007.